WEINBERG & COMPANY, P.A.
---------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration Statement, of Fishtheworld Holdings, Inc. our report for the years ended December 31, 2001 and 2000, dated June 10, 2002 relating to the financial statements of Fishtheworld Holdings, Inc. which appear in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                         /s/ Weinberg & Company, P.A.
                                         WEINBERG & COMPANY, P.A.
                                         Certified Public Accountants

Boca Raton, Florida
August 1, 2002





Town Executive Center                                   Watt Plaza
65100 Glades Road - Suite 314                1875 Century Park East - Suite 600
Boca Raton, FLorida  33434                     Los Angeles, California  90067
Telephone: (561) 487-5765                         Telephone (310) 407-5450
Facsimile: (561) 487-5766                         Facsimile:(310) 407-5451